Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Felicia Powell

U.S. Bank National Association

1349 West Peachtree Street

Suite 1050

Atlanta, Georgia 30309

(404) 898-8828

(Name, address and telephone number of agent for service)

MURPHY USA INC.

(Exact name of obligor as specified in charter)

Delaware	46-2279221
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Peach Street El Dorado, Arkansas	71730-5836
(Address of Principal Executive Offices)	(Zip Code)

(For Co-Obligors, see “Table of Co-Obligors” on the following page)

6.000% Senior Notes due 2023

Guarantees of 6.000% Senior Notes due 2023

(Title of the Indenture Securities)

TABLE OF CO-OBLIGORS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number

Murphy Oil USA, Inc.	Delaware	5500	71-0727492

591 Beverage, Inc.	Nebraska	5500	45-0668000

864 Holdings, Inc.	Delaware	5500	27-0496160

864 Beverage, Inc.	Texas	5500	71-0831009

Murphy Oil Trading Company (Eastern)	Delaware	5500	71-6049824

Spur Oil Corporation	Delaware	5500	71-0361520

Superior Crude Trading Company	Delaware	5500	71-0818212

•	The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o Murphy USA Inc. 200 Peach Street, El Dorado, Arkansas 71730-5836, Tel. (870) 813-7600.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2013 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, Georgia on the 21st of March, 2014.

By:	/s/ Felicia H. Powell
Felicia H. Powell
Assistant Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 21, 2014

By:	/s/ Felicia H. Powell
Felicia H. Powell
Assistant Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2013

($000’s)

12/31/2013
Assets
Cash and Balances Due From Depository Institutions	$8,472,724
Securities	79,357,671
Federal Funds	76,693
Loans & Lease Financing Receivables	232,699,923
Fixed Assets	4,466,915
Intangible Assets	13,365,332
Other Assets	22,039,020

Total Assets	$360,478,278

Liabilities
Deposits	$271,150,926
Fed Funds	2,539,914
Treasury Demand Notes	0
Trading Liabilities	432,300
Other Borrowed Money	29,623,570
Acceptances	0
Subordinated Notes and Debentures	5,586,320
Other Liabilities	11,722,618

Total Liabilities	$321,055,648

Equity
Common and Preferred Stock	18,200
Surplus	14,231,212
Undivided Profits	24,312,465
Minority Interest in Subsidiaries	$860,753

Total Equity Capital	$39,422,630

Total Liabilities and Equity Capital	$360,478,278